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                                                                    EXHIBIT 21

                         Subsidiaries of the Registrant


Subsidiary Name                                     Jurisdiction of Organization
---------------                                     ----------------------------

SD Securities Corp.                                 Massachusetts

SD Investments Corp.                                Massachusetts

Security Dynamics (France) S.A.R.L. *               France

Security Dynamics Technologies GmbH*                Germany

Security Dynamics International Pte. Ltd.*          Singapore

Security Dynamics Nordic A.S.*                      Norway

RSA Data Security, Inc.**                           Delaware

Nihon RSA Company, Ltd.**                           Japan

RSA Technology Holdings, Inc.**                     Delaware

DynaSoft AB                                         Sweden

Dynamic Software AB                                 Sweden

DynaSoft Limited                                    United Kingdom

Securix, Inc.                                       California

Intrusion Detection Inc.                            New York
_______________
 * Doing business as "Security Dynamics"
** Doing business as "RSA"